CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Independent Registered Public Accounting Firm (“Auditor”)” and “Representations and Warranties” (paragraph 4.2(f)) of the Form of Agreement and Plan of Reorganization for the DWS Balanced Fund (the Fund), included in the Prospectus/Proxy Statement that forms part of the Registration on Form N-14 of the DWS Balanced Fund (File No. 333-155864) (“the N-14 Registration Statement”) and to the references to our firm under the caption “Financial Highlights” in the Fund’s Prospectuses and “Independent Registered Public Accounting Firm” in the Fund’s Statements of Additional Information, which are included in the N-14 Registration Statement, and to the incorporation into the N-14 Registration Statement of our report dated December 23, 2008, on the financial statements and financial highlights of the Fund included in the Annual Report dated October 31, 2008.

/s/ Ernst & Young LLP

Boston, Massachusetts

January 30, 2009